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Exhibit 10.8
ASSIGNMENT, ASSUMPTION AND MODIFICATION OF NOTE
THIS ASSIGNMENT, ASSUMPTION AND MODIFICATION OF NOTE (“Assumption”) is dated effective as of March 1, 2014 by and among Phillips 66 Company, a Delaware corporation (“Original Borrower”), Phillips 66 Partners LP, a Delaware limited partnership (“New Borrower”), and Phillips Gas Company Shareholder, Inc., a Delaware corporation (“Lender”).
WITNESSETH:
WHEREAS, Original Borrower executed and delivered to Lender a Term Loan Note dated February 13, 2014 in the original principal amount of One Hundred Sixty Million and No/100’s Dollars ($160,000,000.00) (the “Original Note”), which Original Note is attached hereto as Exhibit A ;
WHEREAS, as partial consideration for the contribution by Original Borrower to New Borrower of certain assets, New Borrower will, with Lender’s consent, assume Original Borrower’s obligations and liabilities under the Original Note, as amended hereby;
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Original Borrower hereby irrevocably assigns to New Borrower, without recourse to Original Borrower, all of Original Borrower’s obligations under the Original Note, as amended by this Assumption. New Borrower hereby assumes, as its direct and primary obligation, all of Original Borrower’s obligations under the Original Note, as amended by this Assumption, and agrees to pay Lender the outstanding principal balance due on, and all interest which accrues on and in accordance with the terms of, the Original Note as amended hereby. From and after the date hereof, all references in the Original Note to “Borrower” as defined in the Original Note shall be deemed to be a reference to New Borrower as the Borrower.

2.The parties hereto agree that, as of the date hereof (a) the outstanding principal balance on the Original Note is One Hundred and Sixty Million and No/100’s Dollars ($160,000,000.00) and (b) there is no “Event of Default” (as defined under the Original Note) or any event which, with the passage of time or the giving of notice, or both, would become an “Event of Default.”

3.The Original Note is amended as follows:

(a)	Subsection (c) under “Event of Default” on page 2 is hereby amended in its entirety to read as follows:

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“ (c)(i) Phillips 66, a Delaware corporation, ceases to own, directly or indirectly, a majority of the equity interests of, or ceases to Control, the Borrower’s general partner (the “General Partner”); or (ii) the General Partner ceases to be the sole general partner of, or ceases to Control, the Borrower. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise.”

(b)	A new paragraph is added at the end of the Original Note as follows:

“It is hereby understood and agreed that the General Partner shall have no liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder. Lender agrees for itself and its successors and assigns that no claim arising against Borrower under this Note shall be asserted against the General Partner or its assets. Notwithstanding the foregoing, nothing in this paragraph shall be construed so as to prevent Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over Borrower.”

(c)
The Original Note as amended hereby will be guaranteed by a guaranty to be executed and delivered by the Original Borrower as of the date hereof in the form attached hereto as Exhibit B (the “Guaranty”).

4.
The parties hereto intend that, except as provided in this Assumption, this Assumption shall not release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect any of the obligations under the Original Note. The parties hereto agree to take such further action as may be necessary or appropriate to effect the purposes of this Assignment.

5.
Lender hereby releases the Original Borrower from its obligations under the Original Note, as amended hereby, and agrees that Original Borrower is no longer a “Borrower” under the Original Note. From and after the date hereof, Original Borrower will be liable only as guarantor under the Guaranty.

6.
This Assumption and the rights and obligations of the parties under this Assumption shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of laws of that state. This Assumption is binding on and shall inure to the benefit of the signatories hereto

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and their respective successors and assigns. This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.
THIS ASSUMPTION REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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ORIGINAL BORROWER:
Phillips 66 Company

By:/s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

NEW BORROWER:
Phillips 66 Partners LP

By: Phillips 66 Partners GP LLC, its
General Partner

By:/s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

LENDER:
Phillips Gas Company Shareholder, Inc.

By:/s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

EXHIBIT A

[Attach Executed Original Note]

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

TERM LOAN NOTE

$160,000,000.00	February 13, 2014

For value received, the undersigned Phillips 66 Company, a Delaware corporation, with principal offices at 3010 Briarpark Drive, Houston, TX 77042 (“Borrower"), hereby promises to pay to the order of Phillips 66 Gas Company Shareholder, Inc., a Delaware corporation, with principal offices at 3010 Briarpark Dr., Houston, TX 77042 (“Lender"), the principal amount of One Hundred Sixty Million and No/100’s Dollars ($160,000,000.00) (the "Loan") all as required by this Term Loan Note (this "Note"). The Loan is not revolving and any amounts repaid may not be reborrowed by Borrower.

Subject to the terms mad conditions of this Note, Borrower agrees to repay to Lender the aggregate outstanding principal balance of the Loan, together with accrued and unpaid interest thereon as set forth below, on February 28, 2019 (the "Maturity Date") or such earlier date upon which the maturity of the Loan may have been accelerated pursuant to the terms hereof.

The Loan shall bear interest on the unpaid principal balance, from the date of borrowing to the date of payment at the rate of three percent (3%) per annum. Such interest shall be (i) calculated based upon a year of 360 days for the actual number of days elapsed and (ii) paid, as applicable, (A) quarterly in arrears on the first day following the last day of each calendar quarter, beginning on July 1, 2014, and (B) on the Maturity Date. If Borrower fails to pay any principal or interest payment as and when due, any amount not paid shall bear interest at the rate of five percent (5%) per annum instead of the interest rate stated above, from the date due to the date on which such amount is paid in full.

Notwithstanding the foregoing or any other provision of this Note, interest on the Loan and other amounts due hereunder at any time shall be limited to the highest lawful rate that may be charged under the laws of the State of Texas at such time (the "Highest Lawful Rate"). It is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, notwithstanding any term of this Note to the contrary, if Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at Lender’s option be applied to the outstanding amount of the Loan or refunded to Borrower. In determining whether any interest exceeds the Highest Lawful Rate, such interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of this Note.

Lender shall record in its records the amount of all payments of principal and interest on the Loan. Any failure of Lender to make such recordings, however, shall not affect Borrower’s repayment obligations. Lender’s records shall be presumptive evidence of the principal and interest owed by Borrower, absent manifest error.

All payments made under this Note shaI1 be made without setoff or counterclaim not later than 5:00 P.M. (Houston, Texas, time) on the day when due in lawful money of the United States of America to Lender at its address set forth above or such other location as Lender shall designate in writing to Borrower. Whenever any payment to be made under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest. "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, TX are authorized or required by law to close.

If any one or more of the following events (each, an "Event of Default") shall occur and be continuing:

(a) Borrower shall fail to pay (i) any principal of the Loan as and when due in accordance with the terms hereof; (ii) any interest on the Loan within five Business Days after any such interest becomes due in accordance with the terms hereof; or (iii) any other amount payable hereunder, within ten Business Days after any such other amount becomes due in accordance with the terms hereof; or

(b) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of Borrower, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of Borrower or of all or any substantial all of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 90 consecutive days; or

(c) Phillips 66 ceases to own, directly or indirectly, a majority of the equity interests of, or ceases to Control, the Borrower. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise;

then, and in any such event, (A) if such event is an Event of Default specified in clauses (iv), (v) or (vi) of clause (b) above, automatically the Loan (with accrued interest thereon) shall immediately become due and payable and (B) if such event is any other Event of Default, Lender may by notice of default to Borrower, declare the Loan (with accrued interest thereon) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and all other notices of any kind are hereby expressly waived by Borrower.

No failure or delay by Lender to exercise any right or power shall operate as a waiver thereof, nor shall any partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power preclude any other or further exercise of such right or power. No waiver of any right or power of Lender in this Note shall be effective unless given in writing signed by Lender. This Note may not be amended or modified except by a writing signed by the parties hereto. All notices under this Note shall be in writing and delivered to the parties hereto at their respective principal offices stated at the beginning hereof.

Borrower shall reimburse Lender on demand for any fees or other expenses reasonably incurred by Lender in connection with the enforcement of this Note and the collection of the Loan and any other amounts due Lender hereunder.

This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Lender may assign its lights and obligations under this Note without Borrower’s consent. Borrower may not assign this Note or delegate any of its duties hereunder without the express written consent of Lender.

Borrower expressly represents and warrants to Lender that (i) no promise or agreement not expressed in this Note has been made by Lender, (ii) Borrower is not relying upon any statement or representation of Lender and (iii) Borrower is relying on its own judgment and has been represented by legal counsel other than Lender in this matter.

This Note shall be construed in accordance with and governed by the laws of the State of Texas. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If any term or provision of this Note shall be determined to be illegal or unenforceable, all other terms and provisions of this Note shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Borrower agrees (a) to furnish upon request to Lender such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as Lender may reasonably request for the purpose of carrying out the intent of this Note.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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Executed as of the day and year first above written.

BORROWER: PHILLIPS 66 COMPANY
By:	/s/ Brian R. Wenzel
Name:	Brian R. Wenzel
Title:	Vice President and Treasurer

EXHIBIT B

Form of Guaranty Attached

GUARANTY

This Guaranty (“Guaranty”) dated effective as of March 1, 2014, is made by Phillips 66 Company, a Delaware corporation (“Guarantor”), in favor of Phillips Gas Company Shareholder, Inc., a Delaware corporation (“Guaranteed Party”).
WITNESSETH:
WHEREAS, Phillips 66 Partners LP, a Delaware limited partnership (“PSXP”), is an indirect subsidiary of Guarantor and a publicly traded master limited partnership; and
WHEREAS, Guaranteed Party is a wholly-owned subsidiary of Guarantor and is currently owed $160,000,000.00 by Guarantor pursuant to that certain Term Promissory Note dated as of February 13, 2014 ( as amended, modified, restated or renewed, the “Note”);
WHEREAS, as partial consideration for the contribution by Guarantor to PSXP of certain assets, PSXP will, with Guaranteed Party’s consent, assume Guarantor’s obligations and liabilities under the Note;
WHEREAS, Guaranteed Party’s consent to such assignment and assumption is subject to the condition that Guarantor execute this Guaranty in favor of Guaranteed Party;
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.    Guaranty. Guarantor unconditionally and absolutely guarantees, as a continuing guaranty of payment and not merely collection, the payment of all monies owed by PSXP to Guaranteed Party that become due and payable in accordance with the terms of the Note (the “Guaranteed Obligations”) plus Guaranteed Party’s reasonable costs and expenses, including reasonable attorney’s fees, incurred by Guaranteed Party to collect the underlying indebtedness or to enforce any of its rights hereunder (the “Collection Costs”). If Guaranteed Party notifies Guarantor in writing by proper notice that Guaranteed Party is drawing on this Guaranty for the payment of all or any part of the Guaranteed Obligations, Guarantor shall pay or cause to be paid the amount of such Guaranteed Obligations to Guaranteed Party within five Business Days after receipt of such notice. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, TX are authorized or required by law to close.
2.    Limit. Guarantor’s liability under this Guaranty is specifically limited to the payment of the Guaranteed Obligations that PSXP is expressly required to pay under the Note (even if such

Guaranteed Obligations are deemed to be damages), plus any Collection Costs. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS GUARANTY, GUARANTOR SHALL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THE NOTE TO BE DUE FROM PSXP TO GUARANTEED PARTY.
3.    Term. This Guaranty shall terminate on full and final payment of the Guaranteed Obligations.
4.    Nature of Guaranty. Guarantor’s obligations hereunder with respect to any Guaranteed Obligation shall not be limited, diminished, or otherwise affected by the existence, validity, enforceability, perfection, release, or extent of any collateral for such Guaranteed Obligations. Guaranteed Party will not be obligated to file any claim relating to the Guaranteed Obligations owing to it in the event that PSXP becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Guaranteed Party to so file shall not affect Guarantor’s obligations hereunder. If after receipt from PSXP of any payment of all or any part of the Guaranteed Obligations, Guaranteed Party is compelled to surrender or voluntarily surrenders such payment to any person because such payment is or may be avoided, invalidated, set aside, or determined to be a preference, fraudulent conveyance, or impermissible set-off under bankruptcy, insolvency, reorganization or similar laws affecting creditor’s rights, then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated or returned by Guaranteed Party, and this Guaranty shall continue to be effective as if such payment had not been made or value received notwithstanding any revocation thereof.
5.    Representations and Warranties. Guarantor represents and warrants to Guaranteed Party on the date hereof that (a) it is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the power and authority to execute, deliver and perform this Guaranty; (b) the execution, delivery and performance of this Guaranty require no action by, or filing with, any governmental body or any court having jurisdiction over Guarantor; and (c) this Guaranty constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject, as to enforceability only, to applicable bankruptcy, moratorium, insolvency or similar laws affecting the rights of creditors generally and to general principles of equity.
6.    Subrogation. Subject to the second sentence of this paragraph, Guarantor waives its right to be subrogated to the rights of Guaranteed Party against PSXP with respect to any Guaranteed Obligations paid by Guarantor until all Guaranteed Obligations have been paid in full to Guaranteed Party and Guarantor has fully satisfied all of Guarantor’s obligations under this Guaranty. If Guarantor shall make any payment to Guaranteed Party pursuant to this Guaranty, it shall (to the extent of the payment(s) so made) be subrogated to Guaranteed Party’s rights against PSXP;

provided, however, that Guarantor agrees that it shall take no action to exercise such rights until the payment in full to Guaranteed Party of all Guaranteed Obligations of PSXP under the Note.
7.    Amendment of Guaranty. No term or provision of this Guaranty shall be amended, modified, waived, or supplemented except in writing signed by Guarantor and Guaranteed Party.
8.    Waivers. Guarantor hereby waives (a) notice of acceptance of this Guaranty; (b) presentment and demand concerning the liabilities of Guarantor; (c) any right to require that any action or proceeding be brought against PSXP or any other person, or to require that Guaranteed Party seek enforcement of any performance against PSXP or any other person, prior to any action against Guarantor under the terms hereof; (d) notice of any modifications, renewals, replacements, or extensions of the Note; (e) notice of any extension of time for the payment of sums due and payable to Guaranteed Party; (f) with respect to any notes or evidences of indebtedness received by Guaranteed Party from PSXP, notice of presentment, demand for payment or notice of protest; and (g) notice of any dishonor or default by, or disputes with, PSXP. Except as to applicable statutes of limitation, no delay of Guaranteed Party in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights or a release of Guarantor from any obligations hereunder. Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment or other terms of the Guaranteed Obligations, any acceptance or release of collateral, or any changes or modifications to the terms of the Note, without in any way releasing or discharging Guarantor from its obligations hereunder.
9.    Notice. Any notice, request, instruction, correspondence or other document to be given hereunder (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile, to Guarantor or to Guaranteed Party at their respective addresses set forth below. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Guarantor and Guaranteed Party may change any address to which Notice is to be given to such party by giving Notice thereof as provided above.

If to Guaranteed Party: Phillips 66 Gas Shareholder, Inc. Attn: Vice President and Treasurer Houston Operations Center (HOC) 1075 W. Sam Houston Parkway N., Ste 200 Houston, TX 77043 Facsimile: 832-765-0210	If to Guarantor: Phillips 66 Company Attn: Vice President and Treasurer Houston Operations Center (HOC) 1075 W. Sam Houston Parkway N., Ste 200 Houston, TX 77043 Facsimile: 832-765-0210

10.    Assignability. This Guaranty (a) may be assigned by Guaranteed Party without Guarantor’s consent and (b) may not be assigned by Guarantor without the prior written consent of Guaranteed Party.
11.    GOVERNING LAW. THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
12.    FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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PHILLIPS 66 COMPANY
By:	/s/ Brian R. Wenzel
Name:	Brian R. Wenzel
Title:	Vice President and Treasurer